As filed with the Securities and Exchange Commission on August 16, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MEMC ELECTRONIC MATERIALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	56-1505767
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(636) 474-5000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nabeel Gareeb

President and Chief Executive Officer

MEMC Electronic Materials, Inc.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(636) 474-5000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

LaDawn Naegle Bryan Cave LLP 700 Thirteenth Street, N.W. Suite 700 Washington, D.C. 20005 (202) 508-6000	J. Robert Suffoletta, Jr. Wilson Sonsini Goodrich & Rosati, P.C. 8911 Capital of Texas Highway Suite 3350 Austin, TX 78759 (512) 338-5400

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-109120

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Secondary offering (1):	2,250,000 Shares	$17.71	$39,847,500	$4,691
Common Stock, par value $.01 per share

(1)	Represents shares which may be sold by selling stockholders pursuant to this registration statement.
(2)	The Registrant previously registered 50,000,000 shares of its common stock, having a proposed maximum aggregate offering price of $633,000,000, on behalf of selling stockholders pursuant to a Registration Statement on Form S-3 (File No. 333-109120), as amended, which was declared effective on February 4, 2004. Of these shares, the selling stockholders sold 34,000,000 pursuant to a Prospectus Supplement dated February 9, 2004, filed pursuant to Rule 424(b).

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. MEMC Electronic Materials, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 the Registration Statement on Form S-3 (File No. 333-109120), as amended, registering an aggregate of 50,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants to purchase 10,000,000 shares of Common Stock, for resale by the selling stockholders named therein, declared effective on February 4, 2004 by the Securities and Exchange Commission (the “Commission”), in its entirety, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in such Registration Statement and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All the exhibits filed with or incorporated by reference in Registration Statement No. 333-109120 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit No.	Description of Exhibit

5	Opinion of Bryan Cave LLP

23-a	Consent of KPMG LLP

23-b	Consent of KPMG Certified Public Accountants

24	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Peters, state of Missouri, on August 16, 2005.

MEMC ELECTRONIC MATERIALS, INC.

By:	/s/ Thomas E. Linnen
Thomas E. Linnen Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of such persons appoints Nabeel Gareeb and Thomas E. Linnen, or each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with this registration statement on Form S-3 (including any amendments and post-effective amendments hereto), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nabeel Gareeb Nabeel Gareeb	President, Chief Executive Officer and Director (Principal Executive Officer)	August 16, 2005

/s/ Thomas E. Linnen Thomas E. Linnen	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2005

/s/ Robert J. Boehlke Robert J. Boehlke	Director	August 16, 2005

/s/ John Marren John Marren	Chairman of the Board of Directors	August 16, 2005

C. Douglas Marsh	Director

William E. Stevens	Director

Signature	Title	Date

/S/ JAMES B. WILLIAMS
James B. Williams	Director	August 16, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5	Opinion of Bryan Cave LLP

23-a	Consent of KPMG LLP

23-b	Consent of KPMG Certified Public Accountants

24	Power of Attorney (included on the signature page hereto)